LEASE

     THIS LEASE (the "Lease") is made as of June 30, 1998 between CarrAmerica Realty Corporation, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Century Springs West" and the land (the "Land") located at 6000 Lake Forrest Drive. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                   SCHEDULE

     1. Tenant: NewCare Health Corporation, a Nevada corporation

     2. Premises: Suite 255 (7,928 rsf) on Floor 2 and Suites 311 (194 rsf) and 315 (3,711 rsf) on Floor 3 and Suites 560 (3,268 rsf) and 540 (2,886) each located on Floors 5

     3. Rentable Square Feet of the Premises: 17,987

     4. Tenant's Proportionate Share: [Not Applicable.]

     5. Security Deposit: $9,042.68

     6. Tenant's Real Estate Broker for this Lease: None

     7. Landlord's Real Estate Broker for this Lease: CarrAmerica Realty Corporation

     8. Tenant Improvements, if any: NONE.

     9. Commencement Date: July 1, 1998. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.

    10. Term: Five (5) full years after the Commencement Date (i.e., the Term shall end on June 30, 2003).

    11. Guarantors: Christopher F. Brogdon and Edward E. Lane

    12. Base Year: [Not Applicable.]

    13. Base Rent:

                 Annual Base
    Period        Rent Rate       Annual Base Rent      Monthly Base Rent
    ------       -----------      ----------------      -----------------
7/1/98-8/13/98     $16.28            $292,828.36           $24,402.36
9/1/98-8/31/99     $17.08            $307,217.96           $25,601.50
9/1/99-10/31/00    $17.94            $322,686.78           $26,890.57
11/1/00-10/31/01   $18.84            $338,875.08           $28,239.59
11/1/01-10/31/02   $19.78            $355,782.86           $29,648.57
11/1/02-6/30/03    $20.77            $373,589.99           $31,132.50

1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending' on the Termination Date unless extended or sooner terminated pursuant to this Lease.

2. RENT.

     1. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

        CarrAmerica Realty Corporation
        t/a Century Springs West
        P.O. Box 198883
        Atlanta, GA 30384

or by wire transfer as follows:

        NationsBank, N. A. (South)
        ABA Number 061-000-052
        Account Number 3255728125
        ABA #061-00-0052

or in such other manner as Landlord may notify Tenant:

          (1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

          (2) Operating Cost Share Rent: [Not Applicable.]

          (3) Tax Share Rent: [Not Applicable.]

          (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, but including any interest for late payment of any item of Rent.

          (5) Rent as used in this Lease means Base Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

     2. Payment of Operating Cost Share Rent and Tax Share Rent.
[Intentionally Omitted.]

     3.  Definitions.

         (1) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

         (2) Fiscal Year. "Fiscal Year" means the calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

     4.  Computation of Base Rent and Rent Adjustments.

         (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent shall be prorated for such partial month based on the actual number of days in such month.

         (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at eighteen percent (18%) per annum.

          (3) Rent Adjustments. The square footage of the Premises set forth in the Schedule is conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building.

          (4) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord.

3.  PREPARATION AND CONDITION OF PREMISES: POSSESSION AND SURRENDER OF
PREMISES.

    1. Condition of Premises. Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

    2. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month. 3. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

4.  PROJECT SERVICES.

    Landlord shall furnish services as follows:

    1. Heating and Air Conditioning. During the normal business hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, all exclusive of Holidays, as defined below, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of design, installation, operation and maintenance thereof. The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

    Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord all then current charges for such additional heating or air conditioning.

    2. Elevators. Landlord shall provide passenger elevator service during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency.

    3. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity.

    As used above, the term "sufficient electricity to operate normal office lighting and equipment" means sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.0 watts per Rentable Square Foot; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per Rentable Square Foot (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load"). Should Tenant's total rated electrical design load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment. The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

    4. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

    5. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

    6. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least ten (10) consecutive business days, monthly Rent shall be thereafter abated proportionately.

5.  ALTERATIONS AND REPAIRS.

    1.  Landlord's Consent and Conditions.

    Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

    Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

    The following requirements shall apply to all Work:

    (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

    (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

    (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

    (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

    (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

    (6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed fifteen percent (15%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

    (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

     2. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

    3. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest, if any, only. If any lien shall be filed or claim of lien made for work or materials furnished by or on behalf of Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE PROJECT.

     3. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and
(ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection SE below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal).

     4. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section SD, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

     6. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix
B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

8.   WAIVER OF CLAIMS: INDEMNIFICATION: INSURANCE.

     1. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

     To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

     2. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

     Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or Premises or from any other act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

     3. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

        (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease,
(b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

        (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

        (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

         Each Accident $500,000
         Disease--Policy Limit $500,000
         Disease--Each Employee $500,000

         Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

         (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

         (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

          Each Accident $500,000
          Disease--Policy Limit $500,000
          Disease--Each Employee $500,000

          Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

          Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

     4. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     5. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9.  FIRE AND OTHER CASUALTY.

    A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this Lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

    B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. Notwithstanding anything to the contrary contained in this Section 10, if, during the Term, the use or occupancy of any part of the Project or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Term.

11.  RIGHTS RESERVED TO LANDLORD.

Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

     1. Name. To change the name or street address of the Building or the suite number(s) of the Premises.

     2. Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

     3. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

     4. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

     5. Access. To have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

     6. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     7. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

     8. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

     9. Relocation of Tenant. To relocate the Tenant, upon thirty days' prior written notice, from all or part of the Premises (the "Old Premises") to another area in the Project (the "new premises"), provided that:

        (1) the size of the new premises is at least equal to the size of the Old Premises;

        (2) Landlord pays the cost of moving the Tenant and improving the new premises to the standard of the Old Premises. Tenant shall cooperate with Landlord in all reasonable ways to facilitate the move, including supervising the movement of files or fragile equipment, designating new locations for furniture, equipment and new telephone and electrical outlets, and determining the color of paint in the new premises.

     10. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

     11. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

     12. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

     13. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

     14. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

12. TENANT'S DEFAULT.

Any of the following shall constitute a default by Tenant:

    1. Rent Default. Tenant fails to pay any Rent when due, and in the case of only the first two (2) such failures in any 12 consecutive months, such failure continues for ten (10) days from the date such payment was due;

    2. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

    3. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during the Term of this Lease, this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

    4. Credit Default. One of the following credit defaults occurs:

       (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

       (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

       (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

    5. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

13. LANDLORD REMEDIES.

    A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

    B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5 %) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

    C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

    D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid. Tenant acknowledges that the Premises are to be used for commercial purposes, and Tenant expressly waives the protections and rights set forth in O.C.G.A. Section 44-7-52, as the same may be now or hereafter amended.

    E. WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

    F. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent at double the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession, and except that, notwithstanding the notice provision of O.C.G.A. Section 44-7-7, as the same may be now or hereafter amended, Tenant expressly agrees that any such tenancy may be terminated by ten (10) days prior written notice by Landlord to Tenant. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant's holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies. The inclusion of the foregoing provisions shall not be construed as Landlord's consent for Tenant to hold over.

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.


    A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, to all advances made or hereafter to be made upon the security of such ground lease or mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such ground lease or mortgage, and to any replacements and substitutions for such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

    B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given, or in the event of exercise of the power of sale under any mortgage, and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall, at the option of the ground lessor, mortgagee or purchaser, attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and in such event this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

    C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

    D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

    E. Definitions As used in this Section 16, (i) "mortgage" shall include "deed of trust," "deed to secure debt," and/or "trust deed" and "mortgagee" shall include "beneficiary," "grantee," and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

17. ASSIGNMENT AND SUBLEASE.

    1. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

    2. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

    3. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

    4. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25 % or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

    5. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

    6. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or, to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to

Tenant within thirty (30) days after the end of the Term. The Security
Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said Security Deposit to the original Tenant. It is further agreed and acknowledged by Tenant that Landlord or its agents shall have the right to deposit the Security Deposit in an interest-bearing account, and all interest accrued on the Security Deposit shall belong to Landlord and will be retained by Landlord as its property.

If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

22.TENANT'S PERSONAL PROPERTY AND FIXTURES. In addition to any statutory lien, Tenant hereby grants to Landlord a lien against and a security interest in all of Tenant's personal property and fixtures now or hereafter located within the Premises as security for performance of all of Tenant's obligations under this Lease. Tenant may replace such personal property and fixtures with items of equal or better quality, but shall not otherwise remove them from the Premises without the consent of Landlord until all of the obligations of Tenant under this Lease have been performed. This Lease constitutes a security agreement creating a security interest in such property in favor of Landlord, subject only to the liens of existing creditors, and Landlord may at any time file this Lease as a financing statement under the Uniform Commercial Code of the state in which the Project is located. Alternatively, if requested to do so by Landlord, Tenant shall execute and deliver to Landlord within ten (10) days of such request a Form WCC-1 Financing Statement wherein Landlord is the secured party and Tenant is the Debtor.

23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

    1. Landlord. To Landlord as follows

       CarrAmerica Realty Corporation
       1600 Parkwood Circle, Suite 150
       Atlanta, Georgia 30339
       Attn: Market Officer

with a copy to:

       CarrAmerica Realty Corporation
       1850 K Street, N.W., Suite 500
       Washington, D.C. 20006
       Attn: Lease Administration
or to such other person at such other address as Landlord may designate by notice to Tenant.

     A. Tenant. To Tenant as follows:

        NewCare Health Corporation
        6000 Lake Forrest Drive
        Suite 315
        Atlanta, Georgia 30328


or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, and subject to the terms and provisions hereof, Tenant shall enjoy peaceful and quiet possession of the Premises for the Term against any party claiming through the Landlord.

25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

26. MISCELLANEOUS.

    A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

    B. Date Pavments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base
Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

    C. Meaning of "Landlord". "Re-Entry. "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

    D. Time of the Essence. Time is of the essence of each provision of this Lease.

    E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party to this Lease shall not create any option or other right in the other party.

    F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

    G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

    H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

    I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

    J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

    K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

    L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

    M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

    N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

    O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

    P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

    Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

    R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

    S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

    T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

    U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

    V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

    W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

    X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5 %) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

    Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied.

    Z. No Estate. Notwithstanding anything contained in this Lease to the contrary, this Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein expressly provided.

27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

30. PARKING. Landlord shall provide, without charge, 3.5 parking spaces per 1,000 square feet of rentable area in the initial Premises, such spaces to be in locations as designated by Landlord from time to time, for the nonexclusive use, on a first come, first served basis, by Tenant and its employees and other invitees. Tenant shall have no exclusive parking rights with respect to any parking spaces within the Project, and Tenant shall not tow cars or other wise enforce its parking rights against third parties. Tenant shall not allow its employees or other invitees to park within any public streets adjacent to the Project. Landlord shall have the right, but not the obligation, to impose reasonable rules and regulations as Landlord may deem necessary to regulate parking within the Project, including registration of license plate numbers for vehicles driven by Tenant's employees, issuance and monitoring of parking tags or permits and/or designation of exclusive parking spaces. Landlord shall not be liable for any damage or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in or about such areas. Landlord shall have the right to substitute, temporarily or permanently, alternative surface or structured parking areas or spaces if Landlord deems it necessary or desirable to do so.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CarrAmerica Realty Corporation,
a Maryland corporation


By: /s/ Robert E. Peterson

Print Name:  Robert E. Peterson
Print Title: Managing Director

TENANT:

NewCare Health Corporation,
a Nevada corporation


By: /s/ Chris Brogdon

Print Name:  Chris Brogdon
Print Title: Chairman

                     FIRST AMENDMENT TO LEASE AGREEMENT

This Amendment, made and entered into this 31st day of August, 1998, by and between CarrAmerica Realty Corporation, a Maryland corporation (here after referred to as "Landlord") and NewCare Health Corporation, a Nevada Corporation, (hereinafter referred to as "Tenant").

                               WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 30, 1998, for certain Premises located at 6000 Lake Forrest Drive, Atlanta, Georgia, 30328; and

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respect and to ratify and confirm all of the provisions of the Lease;

NOW THEREFORE, in consideration of the Premises the sum of TEN DOLLARS ($10.00) in hand paid by Tenant to Landlord, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 5 of the Lease Schedule is hereby deleted in its entirety and inserting in its place the following language:

   Tenant has deposited with Landlord a security deposit of Thirteen Thousand Eighty Dollars and Twenty-two cents ($13,080.22).

EXCEPT as amended hereby, the Lease shall remain in full force and effect, and the same is hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and have caused their seals to be affixed hereto as of the date and year first above written.


LANDLORD:

CarrAmerica Realty Corporation,
a Maryland corporation


By: /s/ Robert E. Peterson
Name:  Robert E. Peterson
Title: Managing Director

TENANT:

NewCare Health Corporation,
a Nevada corporation


By: /s/ Darrell C. Tucker
Its: President

Attest:  Philip M. Rees
Its:     Secretary

[CORPORATE SEAL]

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made and entered into effective as of the 30th day of September, 1998, between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and NewCare Health Corporation, a Nevada corporation ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord, as landlord, and Tenant, as tenant, are parties to that certain Lease Agreement dated as of June 30, 1998 (such lease agreement, together with any and all amendments, modifications, and supplements thereto, is hereinafter collectively referred to as the "Lease") relating to 17,987 rentable square feet of office space (the "Premises") located in the building commonly known as Century Springs West with an address of 6000 Lake Forrest Drive, Atlanta, Georgia 30328, for a term expiring on June 30, 2003, unless sooner terminated in accordance with the provisions of the Lease; and

     WHEREAS, Landlord and Tenant desire to enter into this Second Amendment for the purpose of evidencing their mutual understanding and agreement regarding (i) the contraction of the Premises by 3,711 rentable square feet (Suite 315) effective as of September 30, 1998, (ii) the expansion of the Premises by 8,766 rentable square feet (4,345 rentable square feet in Suite 225 and 4,421 rentable square feet in Suite 550) effective as of October 1, 1998, such that after said contractions and expansion the Premises will contain 23,042 rentable square feet, and (iii) certain other matters relating thereto as set forth hereinbelow;

     NOW, THEREFORE, for and in consideration of the premises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree and amend the Lease as follows:

     1. Defined Terms. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.

     2. Contraction of Premises. Subject to the provisions of Section 5 below, Tenant has given, granted and surrendered, and by these presents does give, grant and surrender unto Landlord, its successors and assigns, the portion of the Premises demised under the Lease containing a total of 3,711 rentable square feet and located in Suite 315 of the Building (the "Contraction Space") and all the rights, usutruct, title and interest of the Tenant in and to the Contraction Space, effective as of September 30, 1998 (the "Contraction Date"). The Contraction Space is more particularly shown on Exhibit A-1 attached hereto and incorporated herein by this reference. Effective on the Contraction Date, the Lease is terminated with respect to the Contraction Space, but the parties hereto hereby specifically acknowledge and confirm that the Lease shall remain in full force and effect with respect to the balance of the Premises, containing 23,042 square feet of rentable area (inclusive of the Expansion Area described below). From and after the Contraction Date, Tenant shall have no interest in or to the Contraction Space. On or before the Contraction Date, Tenant shall vacate the Contraction Space, and surrender possession of the Contraction Space to Landlord and deliver the same to Landlord in a broom-clean condition.

     3. Expansion of Premises. Landlord and Tenant acknowledge and agree that it is the intention of the parties hereto to add 8,766 rentable square feet to the Premises (Suite 225 containing 4,345 rentable square feet on the 2nd floor of the Building and Suite 550 containing 4,421 rentable square feet on the 5th floor of the Building) as described or shown on the floor plans attached hereto as Exhibit A-2 and made a part hereof (herein collectively referred to as the "Expansion Area"), effective as of October 1, 1998 (the "Effective Date"). The term of Tenant's leasing of the Expansion Area shall continue until the expiration or earlier termination of the term of the Lease. From and after the Effective Date, the Expansion Area shall for all purposes be treated as a part of the Premises under the Lease, and all terms, conditions, covenants, warranties, agreements and provisions of the Lease shall continue in full force and effect and shall apply to the Expansion Area except as expressly set forth herein to the contrary. Effective as of the Effective Date, Landlord has leased and rented, by these presents leases and rents unto Tenant, and Tenant hereby leases and takes from Landlord, the Expansion Area. Tenant hereby leases the Expansion Area on the same terms and conditions as the original Premises except as otherwise set forth herein to the contrary; provided, however, Tenant shall receive no concessions or allowances on account of leasing the Expansion Area. Notwithstanding anything to the contrary contained or implied in the Lease, Tenant agrees that Tenant will accept possession of the Expansion Area in an "as is, where is" condition, and that no representations, warranties, or inducements with respect to any condition of such space have been made by Landlord, or its designated representatives, to Tenant, or its desi`gnated representatives. In furtherance of the foregoing, Tenant hereby acknowledges that no promises to decorate, alter, repair or improve the Expansion Area or any portion thereof, either before or after the execution of this Second Amendment, have been made to Tenant, or its designated representatives, by Landlord, or its designated representatives. Landlord shall not be liable for failure to give possession of the Expansion Area or any part thereof on the Effective Date by reason of the retention of possession or unlawful holding over of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Second Amendment, nor extend the term of the Lease.

     4. Base Rent from and after the Effective Date. From and after the Effective Date and during the remainder of the initial term of the Lease, Tenant shall pay Landlord Base Rent in the amounts and on the dates set forth below:

                 Annual Base
    Period        Rent Rate       Annual Base Rent      Monthly Base Rent
    ------       -----------      ----------------      -----------------
10/1/98-8/31/99    $17.08           $393,557.36            $32,796.45
9/1/99-10/31/00    $17.94           $413,373.48            $34,447.79
11/1/00-10/31/01   $18.84           $434,111.28            $36,175.94
11/1/01-10/31/02   $19.78           $455,770.76            $37,980.90
11/1/02-6/30/03    $20.77           $478,582.34            $39,881.86

In all other respects, all rent and other sums of money stipulated in the Lease shall be due and payable by Tenant as provided in and in accordance with the terms of the Lease.

     5. Continued Liability of Tenant. Notwithstanding anything contained herein to the contrary, Landlord specifically reserves unto itself the right to pursue a claim for nonpayment of, and Tenant shall remain liable for payment of and agrees to pay, any sums owing under the Lease with respect to the Contraction Space through and including the Contraction Date. Additionally, Landlord specifically reserves unto itself the right to pursue any claim against Tenant for an existing breach of the Lease with respect to the Contraction Space which is not actually known to Landlord as of the date hereof, as well as the right to enforce any obligations of Tenant arising prior to the Contraction Date (including, without limitation, any indemnity obligations on the part of Tenant to be performed). All of the obligations of Tenant set forth in this Section shall survive the termination of the Lease with respect to the Contraction Space and the surrender of the Contraction Space.

     6. Broker Acknowledgment. Tenant represents and warrants to Landlord that no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Second Amendment and of the expansion of the Premises and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Second Amendment made by any broker, agent or finder claiming to have dealt with Tenant, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that CarrAmerica Realty Corporation has acted as agent for Landlord in this transaction. CarrAmerica Realty Corporation has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than CarrAmerica Realty Corporation in connection with this Second Amendment, and, Landlord hereby agrees to indemnity and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Second Amendment made by any broker, agent or finder claiming to have represented Landlord.

     7. Miscellaneous. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this Second Amendment and of the Lease, the terms of this Second Amendment shall control. Time is of the essence of all of the terms of this Second Amendment. The signatory of Landlord represents to Tenant that he is duly authorized to execute and deliver this Second Amendment on behalf of Landlord. The signatory of Tenant represents to Landlord that he is duly authorized to execute and deliver this Second Amendment on behalf of Terfant. This Second Amendment constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Effective immediately, any and all renewal, extension and expansion rights and options, including rights of first refusal, if any, granted to Tenant pursuant to the Lease are null and void and of no further force or effect. The submission of this Second Amendment for examination does not constitute an offer to enter into a contract and this Second Amendment shall be effective only upon execution hereof by Landlord and Tenant. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto. Tenant hereby acknowledges and agrees that, as of the date hereof, the Lease is subject to no offsets, claims, counterclaims or defenses of any nature whatsoever. This Second Amendment may not be changed, modified, discharged or terminated orally in any manner other than by an agreement in writing signed by all parties hereto or their respective heirs, representatives, successors and permitted assigns.

     8. Limited Securitv. Tenant shall, on or before October 15, 1998, deliver to Landlord security for the performance of all of its obligations under the Lease, as hereby amended, in the amount of $75,000.00, which security shall be in the form of a lease bond (the "Lease Bond") (i) in form and substance satisfactory to Landlord in its sole discretion, (ii) naming Landlord as beneficiary or obligee, (iii) expressly requiring the surety thereunder to pay to Landlord the aggregate amount of $75,000.00 at any time and from time to time by Landlord delivering to the surety notice that Landlord is entitled to such amount or any portion thereof as a result of a failure of Tenant to perform any of its obligations, covenants or agreements under the Lease, as amended, or a result of a default by Tenant under the Lease, as amended, (iv) issued by a financial institution or insurance company satisfactory to Landlord in its sole discretion, (v) expiring, and not terminable or cancelable, any earlier than October 1, 1999, and (vi) allowing Landlord to make a claim thereunder within six (6) months after the termination or cancellation of the Lease Bond. Failure of Tenant to deliver the Lease Bond in accordance with the foregoing provisions shall constitute an immediate default under the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be duly authorized, executed, sealed and delivered as of the day and year first above written.

"Landlord":    CarrAmerica Realty Corporation

               By: /s/ Robert E. Peterson
               Print Name: Robert E. Peterson
               Title:  Managing Director

"Tenant":      NewCare Health Corporation,
               a Nevada corporation

               By: /s/ Darrell C. Tucker
               Print Name:  Darrell C. Tucker
               Title:  President

[CORPORATE SEAL]